UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 14, 2010

(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837

(Address of principal executive offices, including zip code)

(407) 245-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2010, at the 2010 Annual Meeting of Shareholders of Darden Restaurants, Inc. (the “Company”), the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan (the “Amended Plan”) was approved by the Company’s shareholders and became effective upon such approval. Like the prior version of the plan, the Amended Plan authorizes the grant of stock options (including both incentive and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, stock awards and other stock-based awards to employees, officers, consultants, advisors and non-employee directors who provide service to the Company or its affiliates and who the Compensation Committee of the Board of Directors determines are eligible persons. The Compensation Committee also administers the Amended Plan. The Amended Plan approved by the Company’s shareholders had the following changes:

•	Increased the maximum number of shares that are authorized for issuance under the Amended Plan from 12,700,000 to 18,300,000;

•	Restated that the Amended Plan prohibits the practice of “repricing” outstanding stock options or stock appreciation rights without shareholder approval;

•

Clarified that in the event that a dividend, stock split or other event would require an adjustment in order to prevent dilution or enlargement of benefits for awards under the Amended Plan, then the Compensation Committee shall be required to adjust, in such manner it may deem equitable, among other things the limitations under the Amended Plan relating to Section 162(m) of the Internal Revenue Code of 1986 and incentive stock option awards;

•

Clarified that the default approach for determining the fair market value of shares on a given date for purposes of the Amended Plan, including for purposes of determining the exercise price of stock options, is the closing sales price of our common stock on the applicable date, unless the Compensation Committee otherwise determines;

•

Clarified that, upon the acquisition of another company, the Compensation Committee has the authority to carry over any outstanding stock options, grants, and unused authority under the target company’s stock plans to the Amended Plan; and

•	Extended the duration of the Amended Plan to September 14, 2020, ten years from the date the Amended Plan was approved by shareholders.

This summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached as Exhibit 10 and incorporated by reference herein. A further description of the terms of the Amended Plan can be found under “Proposal 2 – Approval of Amended Darden Restaurants, Inc. 2002 Stock Incentive Plan” in the Company’s definitive proxy statement which was filed with the Securities and Exchange Commission on August 4, 2010, which, together with Appendix A to such proxy statement, are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	The Company’s Annual Meeting of Shareholders was held on September 14, 2010 in Orlando, Florida.

(b)	The name of each director elected at the meeting, a brief description of each other matter voted upon, and the voting results, are provided below. At the Annual Meeting, the shareholders took the following actions:

(i)	Elected a full Board of twelve directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified:

	For	Withheld	Broker Non-Votes
Leonard L. Berry	101,802,253	1,187,744	11,493,923
Odie C. Donald	99,032,939	3,957,058	11,493,923
Christopher J. Fraleigh	99,237,708	3,752,289	11,493,923
Victoria D. Harker	102,545,467	444,530	11,493,923
David H. Hughes	102,514,254	475,743	11,493,923
Charles A. Ledsinger, Jr.	101,913,054	1,076,943	11,493,923
William M. Lewis, Jr.	101,925,726	1,064,271	11,493,923
Senator Connie Mack, III	102,397,155	592,842	11,493,923
Andrew H. Madsen	99,946,569	3,043,428	11,493,923
Clarence Otis, Jr.	96,770,551	6,219,446	11,493,923
Michael D. Rose	97,651,740	5,338,257	11,493,923
Maria A. Sastre	96,318,925	6,671,072	11,493,923

(ii)	Approved the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.

For	76,921,694
Against	25,933,446
Abstain	134,857
Broker Non-Vote	11,493,923

(iii)	Ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2011.

For	109,891,962
Against	4,537,479
Abstain	54,479
Broker Non-Vote	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10	Amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.*

*	Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Paula J. Shives
Paula J. Shives Senior Vice President, General Counsel and Secretary

Date: September 17, 2010

EXHIBIT INDEX

Exhibit Number	Description

10	Amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.

6